Exhibit 24.1

Power Of Attorney

We, the undersigned directors of Lighting Science Group Corporation, a Delaware corporation (the “Company”), do hereby severally constitute and appoint John T. Stanley and Gregory T. Kaiser or any of them, to be our true and lawful agents, with full power of substitution and resubstitution, to do or cause to be done any and all acts and things and to execute any and all instruments and documents, in our names and on our behalf in our capacities as directors, which said agents, or any of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock of the Company under the Lighting Science Group Corporation Amended and Restated Equity-Based Compensation Plan (the “Securities”) including specifically, but without limitation, power and authority to sign for us or any of us in our names as directors of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a registration statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such registration statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several states or other jurisdictions; and the undersigned do hereby ratify all that said agents, or any of them, shall do or cause to be done by virtue thereof.

This Power of Attorney shall be effective as of the signature dates set forth below and it shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to said agents, or any of them.

IN WITNESS WHEREOF, the undersigned have caused this Power of Attorney to be executed on the date(s) set forth below.

Name	Signature	Date

Robert E. Bachman	/s/ Robert E. Bachman	January 13, 2011

David Bell	/s/ David Bell	January 13, 2011

Charles Darnell	/s/ Charles Darnell	January 13, 2011

Donald R. Harkleroad	/s/ Donald R. Harkleroad	January 13, 2011

Michael W. Kempner	/s/ Michael W. Kempner	January 13, 2011

T. Michael Moseley

Leon Wagner	/s/ Leon Wagner	January 13, 2011

Richard Weinberg	/s/ Richard Weinberg	January 13, 2011